As filed with the Securities and Exchange Commission on October 13, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
COLOR KINETICS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	3646	04-3391805
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer)

10 Milk Street, Suite 1100
Boston, Massachusetts 02108
(617) 423-9999
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Sims
Chief Executive Officer
10 Milk Street, Suite 1100
Boston, Massachusetts 02108
(617) 423-9999
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John D. Patterson, Jr., Esq.
Robert W. Sweet, Jr., Esq.
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
Telephone: (617) 832-1000
Telecopy: (617) 832-7000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	per Share(2)	Offering Price(3)	Registration Fee(3)
Common Stock, par value $.001 per share			$100,000,000	$10,700

(1)	An indeterminate number of shares of common stock to be offered at indeterminate prices is being registered pursuant to this registration statement.

(2)	The proposed maximum offering price per share will be determined by the registrant from time to time in connection with, and at the time of, the offering of the securities.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the maximum aggregate offering price of all the securities listed.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that we have filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(SUBJECT TO COMPLETION. DATED OCTOBER 13, 2006.)

PROSPECTUS

$100,000,000

Common Stock

We and our stockholders may from time to time offer up to $100,000,000 in aggregate offering price of our common stock, in amounts, at prices and on terms that we will determine at the time of such offering. When we or our stockholders offer securities, we will provide the specific terms of such offerings in supplements to this prospectus. The prospectus supplement relating to sales by any of our stockholders will identify the selling stockholders, and state the number of shares to be sold by each. We and our stockholders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is traded on the Nasdaq Global Market under the symbol “CLRK.” The last reported sale price of our common stock on the Nasdaq Global Market on October 12, 2006 was $21.50 per share. We will apply to list any shares of common stock to be sold under this prospectus and any prospectus supplement on the Nasdaq Global Market.

Investing in our securities involves risk. Risks associated with an investment in our securities are described in the applicable prospectus supplement, and in our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2006

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even if this prospectus and any accompanying prospectus supplement is delivered or common stock sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we or our stockholders may sell the securities described in this prospectus from time to time and in one or more offerings.

This prospectus provides you with a general description of our common stock. Each time we or our stockholders sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that sale. The supplement may also add or update information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Color Kinetics,” “we,” “us,” “our” or similar references mean Color Kinetics Incorporated.

We use the following marks, among others, in connection with the sale or license of our products and technology: Chromacore, Chromasic, CK, Color Kinetics, the Color Kinetics logo, ColorBlast, ColorBlaze, ColorBurst, ColorCast, ColorPlay, ColorScape, DIMand, Direct Light, EssentialWhite, eW, iColor, iColor Cove, IntelliWhite, iPlayer, iW, Light Without Limits, Lumacore, Optibin, Powercore, Quick Play, Sauce, the Sauce by Color Kinetics logo, and Smartjuice. We have registered or applied for registration of these marks in the United States and, in certain cases, other countries around the world.

ABOUT COLOR KINETICS INCORPORATED

We design, market and license LED lighting systems. We outsource the manufacture of our systems to contract manufacturers, primarily in Asia. We operate in two principal lines of business:

•	Lighting systems: we offer intelligent LED lighting systems sold under the Color Kinetics brand for installation in lighting projects where their use has been specified, typically by a designer or architect. We also similarly sell, under the Color Kinetics brand, simplified LED lighting systems for broader categories of the lighting market.

•	OEM and licensing: we offer a standard line of LED lighting modules, custom and basic components and other products that can be incorporated by manufacturers in products sold under their own brands. We also license access to our intellectual property portfolio.

We sell our lighting systems and OEM products through our direct sales force and through distributors and manufacturer’s representatives in North America, Asia, Europe, Latin America and the Middle East. Outside North America, value added resellers (“VARs”) can function as both manufacturer’s representatives and distributors. In a typical lighting systems sale, our direct sales force, in cooperation with a distributor, dealer, manufacturer’s representative, or VAR, works with a lighting designer, architect or other specifier to have our system “designed in” to a particular project. Typically, this is followed by a bid process in which pricing and other terms are negotiated with the project owner or owner’s representative. When the project has reached the appropriate stage, our product is shipped, typically to a distributor, which purchases the system from us and, in turn, sells it to the project owner or its electrical contractor for installation.

We refer smaller North American lighting systems orders (generally those having a value less than $10,000), as well as certain orders for specified regions of the Canadian marketplace, to a distributor, Color Kinetics Distribution, Inc., which is not affiliated with us.

We sell our OEM products primarily through our direct sales force and, in certain cases, manufacturer’s representatives or distributors with strong industry relationships and expertise in a particular vertical market. In a typical OEM sales cycle, our direct sales personnel first work with a manufacturer to qualify our systems for incorporation into one or more of its products. Initially, the manufacturer may purchase only small quantities of our system. Once a product incorporating our system is introduced and successfully marketed by our OEM customer, purchases of our OEM products in larger volumes may occur.

To date, we have targeted our sales and marketing primarily in high performance lighting markets, such as architectural, retail and entertainment lighting and hospitality. In these markets, our customers value highly the flexibility, performance and control that our intelligent LED lighting systems offer. As the performance and cost-effectiveness of LEDs, particularly white light LEDs, continue to improve, we believe that LED lighting will increasingly displace traditional lighting technology in applications beyond high performance lighting markets.

We were incorporated in Delaware in 1997. Our principal executive offices are located at 10 Milk Street, Boston, Massachusetts 02108. Our telephone number is (617) 423-9999 and our website address is www.colorkinetics.com Information contained in our website is not a part of this prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reports are incorporated by reference herein. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING INFORMATION

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements and information, which are subject to risks and uncertainties. These forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements which are other than statements of historical facts, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “contemplates,” “predicts,” “projects,” “continue” and other similar terminology or the negative of these terms. Risks and uncertainties that may cause actual results to differ materially from those predicted or estimated in any such forward-looking statement include those noted in “Risk Factors” above and in any applicable prospectus supplement, and in the documents incorporated by reference herein. Except as required by law, we undertake no obligation to update any forward-looking statements we make.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of the securities for general corporate purposes, including possible acquisitions of assets or businesses, for increased research and development, product development and marketing expenses related to the expansion of our product line, including new “white light” products, for capital expenditures and for working capital. When particular securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we intend to invest our net proceeds in short-term, investment-grade securities, interest-bearing securities, or guaranteed obligations of the United States or its agencies.

We will not receive any proceeds from any sale by selling stockholders of securities that may be offered by them pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is qualified in its entirety by reference to applicable provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated by-laws, the complete text of which are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized and outstanding capital stock

Our authorized capital stock consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of September 30, 2006, there were 18,615,941 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive their proportionate share of dividends, if any, declared from time to time by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any preferred stock then outstanding. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to their proportionate share of all assets remaining after payment of liabilities, after taking into consideration the prior distribution rights of any preferred stock then outstanding. Common stock has no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors is authorized, without stockholder approval, from time to time to issue up to 5,000,000 shares of preferred stock in one or more series, each of the series to have whatever rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, that the board of directors may determine. The rights of the holders of common stock will be affected by, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for others to acquire, or of discouraging others from attempting to acquire, a majority of our outstanding voting stock. Our board of directors has not designated any series of our preferred stock, and we have no current plans to issue any shares of preferred stock.

Warrants

As of September 30, 2006, we had outstanding warrants to purchase up to 147,462 shares of our common stock at an exercise price of $2.98 per share and outstanding warrants to purchase up to 405,628 shares of our common stock at an exercise price of $2.38 per share. These warrants will expire on November 4, 2008.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter and By-laws

Provisions of Delaware law and our certificate of incorporation and by-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years before the determination of interested stockholder status, 15% or more of the corporation’s voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Our certificate of incorporation and by-laws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors or some of our officers. Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Our certificate of incorporation and by-laws also provide that our board of directors will be divided into three classes, with each class serving staggered three-year terms. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Its address is 59 Maiden Lane, Plaza Level, New York, New York 10038, and its telephone number is (800) 937-5449. Our common stock is listed and traded on the Nasdaq Global Market under the symbol “CLRK.”

SELLING STOCKHOLDERS

The selling stockholders may be our directors, executive officers, former directors, employees, former employees or other holders of our common stock. The common stock to be sold by the selling stockholders may include shares that were issued in one or more of the following transactions (except as otherwise stated, each of the sales described below was completed without registration under the Securities Act in reliance upon exemptions under Section 4(2) of the Securities Act, under Rule 506 of Regulation D under the Securities Act or under Rule 701 under the Securities Act):

•	We sold shares of our Series A, Series B, Series C, Series D, Series D-1, Series E and Series F redeemable convertible preferred stock, or preferred stock, in private placements to accredited investors in December 1998, December 1999, December 2000, March 2001, December 2001, February 2002, January 2004 and February 2004. All outstanding shares of our preferred stock were converted to shares of our common stock in connection with our initial public offering in June 2004.

•	At various times from our inception through June 2004, we issued and sold shares of common stock to our employees, directors, advisors and consultants upon the exercise of options previously granted to them.

•	At various times from June 2004 through the date of this prospectus, we issued and sold shares of common stock to our employees , directors, advisors and consultants, in transactions registered on Form S-8, upon the exercise of options previously granted to them or pursuant to our 2004 Employee Stock Purchase Plan.

The prospectus supplement for any offering of common stock by selling stockholders will include the following information:

•	the names of the selling stockholders;

•	the nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our predecessors or affiliates;

•	the number of shares held by each of the selling stockholders before and after the offering;

•	the percentage of the common stock held by each of the selling stockholders before and after the offering; and

•	the number of shares of our common stock offered by each of the selling stockholders.

The following table sets forth information concerning certain of our directors and officers who may offer shares of common stock that are issuable to them pursuant to the exercise of vested stock options or warrants that are now held by them. Amounts indicated under the heading “Shares Offered for Sale under this Prospectus” are maximums, and the persons indicated may offer fewer than the number of shares indicated. All of the information set forth in the table has been provided by or on behalf of the selling stockholders and, to our knowledge, is true and correct as of the date of this table. Information about the selling stockholders may change over time. Any changed information supplied to us will be set forth in future prospectus supplements.

	Shares Beneficially
	Owned		Shares Offered	Shares Beneficially Owned
	Before Offering		for Sale under	After Offering
Name	Number(1)	Percentage(2)	this Prospectus(3)	Number	Percentage(4)

William J. Sims(5)	316,249	1.7%	65,000	251,249	1.3%
David K. Johnson(6)	169,703	*	40,000	129,703	*
Ihor A. Lys, Ph.D.(7)	1,133,874	6.1	170,000	963,874	5.2
Frederick M. Morgan(8)	104,130	*	15,000	89,130	*
Ellen W. Bossert(9)	10,561	*	10,000	561	*
Kevin J. Dowling, Ph.D.(10)	79,358	*	20,000	59,358	*
Raymond M. Letasi(11)	12,168	*	1,231	10,937	*
Philip A. O’Donnell(12)	7,500	*	7,500	—	—
Noubar B. Afeyan, Ph.D.(13)	399,732	2.1	261,670	138,062	*
Garo H. Armen, Ph.D.(14)	630,968	3.3	261,545	369,423	2.0

*	Less than one percent.

(1)	Includes shares issuable upon exercise of outstanding stock options and warrants that are exercisable within 60 days of the date of this table.

(2)	Percentage of beneficial ownership based on 18,615,941 shares of our common stock outstanding as of September 30, 2006.

(3)	Amount indicated is a maximum. The selling stockholder may offer fewer than the number of shares indicated.

(4)	Percentage of shares beneficially owned after the offering is based on 18,615,941 shares of our common stock outstanding as of September 30, 2006, less the maximum number of shares to be offered by the selling stockholders named in the table.

(5)	Mr. Sims has served as our President and Chief Executive Officer since July 2005 and as a Director since September 2001. From September 2001 to July 2005 he served as our President and Chief Operating Officer. Includes 316,249 shares issuable upon exercise of options that are exercisable within 60 days of the date of this table. Excludes an additional 293,751 shares issuable upon exercise of options that will vest more than 60 days after the date of this table.

(6)	Mr. Johnson has served as our Senior Vice President and Chief Financial Officer since July 2005. From April 2004 to July 2005, Mr. Johnson served as our Chief Financial Officer and Treasurer. From 1998 to April 2004, he served as our Vice President, Finance. Includes 148,311 shares issuable upon exercise of options that are exercisable within 60 days of the date of this table. Excludes an additional 65,939 shares issuable upon exercise of options that will vest more than 60 days after the date of this table.

(7)	Dr. Lys has served as our Chief Scientist since April 2006. Dr. Lys co-founded our company and served as our Chief Technology Officer from our inception to April 2006. Includes 71,874 shares issuable upon exercise of options that are exercisable within 60 days of the date of this table. Excludes an additional 28,126 shares issuable upon exercise of options that will vest more than 60 days after the date of this table.

(8)	Mr. Morgan has served as our Chief Technology Officer since April 2006, and from 2001 to April 2006 was our Vice President, Engineering. Includes 104,130 shares issuable upon exercise of options that are exercisable within 60 days of the date of this table. Excludes an additional 56,252 shares issuable upon exercise of options that will vest more than 60 days after the date of this table.

(9)	Ms. Bossert has served as our Vice President, Marketing since September 2005. Includes 10,000 shares issuable upon exercise of options that are exercisable within 60 days of the date of this table. Excludes an additional 30,000 shares issuable upon exercise of options that will vest more than 60 days after the date of this table.

(10)	Dr. Dowling has served as our Vice President, Strategic Technologies since 2001. Includes 78,735 shares issuable upon exercise of options that are exercisable within 60 days of the date of this table. Excludes an additional 37,814 shares issuable upon exercise of options that will vest more than 60 days after the date of this table.

(11)	Mr. Letasi has served as our Vice President, Asia Pacific Lighting Systems Sales since April 2006. From October 2003 to April 2006, he served as our Regional Vice President, Europe, Latin America and the Middle East. Includes 12,169 shares issuable upon exercise of options that are exercisable within 60 days of the date of this table. Excludes an additional 28,731 shares issuable upon exercise of options that will vest more than 60 days after the date of this table.

(12)	Mr. O’Donnell has served as our Vice President, Americas, Europe and Middle East Lighting Systems Sales since April 2006. From September 2005 to March 2006, he served as our Vice President, North American Lighting Systems Sales. Includes 7,500 shares issuable upon exercise of options that are exercisable within 60 days of the date of this table. Excludes an additional 32,500 shares issuable upon exercise of options that will vest more than 60 days after the date of this table.

(13)	Dr. Afeyan has served as our Director since 1988. Includes 261,670 shares issuable upon exercise of a warrant that is fully vested. Also includes 55,000 shares issuable upon exercise of options that are exercisable within 60 days of the date of this table. Excludes 1,057 shares issuable to Dr. Afeyan under our 2005 Deferred Compensation Plan. Excludes an additional 10,000 shares issuable upon exercise of options that will vest more than 60 days after the date of this table.

(14)	Dr. Armen has served as our Director since 1988. Includes 261,545 shares issuable upon exercise of a warrant that is fully vested. Includes 313,810 shares beneficially held by Armen Partners, L.P., of which Mr. Armen is the Managing General Partner. Mr. Armen disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein, if any. Also includes 5,500 shares issuable upon exercise of options that are exercisable within 60 days of the date of this table. Excludes an additional 10,000 shares issuable upon exercise of options that will vest more than 60 days after the date of this table.

PLAN OF DISTRIBUTION

By Us

We may sell the securities from time to time in one or more transactions:

•	through one or more underwriters or dealers;

•	directly to purchasers;

•	through agents; and

•	through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; and

•	at negotiated prices.

We will describe the method of distribution of each offering of securities in the applicable prospectus supplement.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of the securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended, or the Securities Act. As a result, discounts, commissions or profits on resale received by underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

In connection with the offering of certain offered securities, certain persons participating in such offering may engage in transactions that stabilize, maintain or otherwise affect the market prices of such offered securities of our other securities, including stabilizing transactions, syndicate covering transactions and the imposition of penalty bids. Specifically, such persons may overallot in connection with the offering and may bid for and purchase the offered securities in the open market.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

By the Selling Stockholders

The selling stockholders may offer and sell shares directly from time to time. The selling stockholders may transfer, devise or gift shares by other means. Selling stockholders may also resell all or a portion of their shares in open market transactions in reliance upon the available exemptions under the Securities Act, such as Rule 144, provided that such transactions satisfy the requirements of one of these exemptions.

Alternatively, the selling stockholders from time to time may offer shares through brokers, dealers, agents or underwriters. Brokers, dealers, agents or underwriters participating in transactions may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (and, if they act as agent for the purchaser of the shares, from that purchaser). The discounts, concessions or commissions might be in excess of those customary in the type of transaction involved and will be in amounts to be negotiated in connection with the sale.

The selling stockholders and any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, and any profits on the sale of shares by them and any discounts, commissions or concessions received by any broker, dealer or agent might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act and to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In addition, if the selling stockholders are limited liability companies or limited partnerships they may, in the future, distribute their shares to their members or certain other permitted transferees, which may likewise further distribute such shares. Distributed shares may later be sold by such members or other transferees, or by any of their respective distributees.

In order to comply with certain states’ securities laws, if applicable, the shares will be sold in certain jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each sale, subject to certain contractual limitations. The selling stockholders may sell all or a portion of the shares from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the shares by one or more of the following methods:

•	through one or more underwriters or dealers;

•	directly to purchasers;

•	through agents; and

•	through a combination of any of these methods of sale.

In addition, selling stockholders may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made under this prospectus. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with selling stockholders;

•	sell shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

•	write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

•	enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

•	loan the shares to a broker, dealer or other financial institution, who may sell the loaned shares.

These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus.

The Exchange Act and the anti-manipulation rules under the Exchange Act apply to the sales of shares in the market and to the activities of the selling stockholders and their affiliates. The rules under the Exchange Act include Regulation M, which limits the timing of purchases and sales of securities by the selling stockholders and their affiliates in a distribution. This may affect the marketability of the shares of common stock and the ability of any person or entity engaged in a distribution to engage in market-making activities in the shares.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this prospectus.

We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing and duplication expenses, administrative expenses, legal fees and accounting fees. If the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for any discounts, commissions and concessions.

We have agreed to indemnify in certain circumstances certain of the selling stockholders against certain liabilities, including liabilities under the Securities Act. Certain of the selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act. The selling stockholders may also agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

There can be no assurance that any selling stockholders will sell, or be entitled to sell, any or all of the shares of common stock offered hereunder.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Foley Hoag LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Color Kinetics Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock we are offering under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the Securities and Exchange

Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference room. Our Securities and Exchange Commission filings are also available at the Securities and Exchange Commission’s website at http://www.sec.gov.

The Securities and Exchange Commission allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the Securities and Exchange Commission prior to the date of this prospectus, while information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Securities Exchange Act of 1934, as amended.

Except as expressly set forth below, the following documents filed with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission on March 15, 2006;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 filed with the Securities and Exchange Commission on May 10 and August 9, 2006, respectively;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2006;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2006;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2006;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2006;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2006;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2006;

•	the description of our common stock contained in our registration statement on Form 8-A12G filed with the Securities and Exchange Commission on June 15, 2004, including all amendments and reports filed for the purpose of updating such information.

Information furnished to the Securities and Exchange Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K, and any exhibit relating to such information, filed prior to, on or subsequent to the date of this prospectus is not incorporated by reference into this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Color Kinetics Incorporated, Attention: Investor Relations Manager, 10 Milk Street, Suite 1100, Boston, Massachusetts 02110. Our telephone number is (617) 423-9999.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

Securities and Exchange Commission registration fee	$10,700
Accounting fees and expenses	65,000
Legal fees and expenses	100,000
Printing and engraving	50,000
Blue Sky fees and expenses	5,000
Transfer agent fees and expenses	10,000
Miscellaneous	9,300

Total	$250,000

Item 15.	Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law, or Delaware law, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, we may change the standard of indemnification only to the extent that such amended statute or law permits us to provide broader indemnification rights to our directors and officers. Our certificate of incorporation limits the personal liability of a director to us or our stockholders to damages for breach of the director’s fiduciary duty.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

1.1	Form of Underwriting Agreement*
4.1	Seventh Amended and Restated Certificate of Incorporation of Color Kinetics Incorporated(1)
4.2	Second Amended and Restated By-Laws of Color Kinetics Incorporated(1)
5.1	Form of Opinion of Foley Hoag LLP
23.1	Consent of Foley Hoag LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Independent Auditors’ Consent for Color Kinetics Japan Incorporated
24.1	Power of Attorney (contained on the signature page of this Registration Statement)

*	To be filed by amendment or as an exhibit to a report filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act, and incorporated by reference herein.

(1)	Incorporated by reference to our Registration Statement on Form S-1 (Registration No. 333-114386), filed on April 9, 2004.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this Item 17 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Boston, Massachusetts on October 13, 2006.

COLOR KINETICS INCORPORATED

By:	/s/ William J. Sims
William J. Sims
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints William J. Sims and David J. Johnson, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and any additional registration statements filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William J. Sims William J. Sims	President, Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2006

/s/ David K. Johnson David K. Johnson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 13, 2006

/s/ George G. Mueller George G. Mueller	Director	October 13, 2006

/s/ John E. Abele John E. Abele	Director	October 13, 2006

/s/ Noubar B. Afeyan Noubar B. Afeyan	Director	October 13, 2006

Signature	Title	Date

/s/ Elisabeth Allison Elisabeth Allison	Director	October 13, 2006

/s/ Garo H. Armen Garo H. Armen	Director	October 13, 2006

/s/ Michael Hawley Michael Hawley	Director	October 13, 2006

/s/ William O’Brien William O’Brien	Director	October 13, 2006

/s/ James F. O’Connor James F. O’Connor	Director	October 13, 2006

Index to Exhibits

(a)	Exhibits

1.1	Form of Underwriting Agreement*
4.1	Seventh Amended and Restated Certificate of Incorporation of Color Kinetics Incorporated(1)
4.2	Second Amended and Restated By-Laws of Color Kinetics Incorporated(1)
5.1	Form of Opinion of Foley Hoag LLP
23.1	Consent of Foley Hoag LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Independent Auditors’ Consent for Color Kinetics Japan Incorporated
24.1	Power of Attorney (contained on the signature page of this Registration Statement)

*	To be filed by amendment or as an exhibit to a report filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act, and incorporated by reference herein.

(1)	Incorporated by reference to our Registration Statement on Form S-1 (Registration No. 333-114386), filed on April 9, 2004.